UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2017

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement

On November 24, 2017, Jaguar Health, Inc. (“Jaguar” or the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) with L2 Capital, LLC, a Kansas limited liability company (“L2 Capital”), pursuant to which the Company agreed to sell 2,000,000 shares of the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”), to L2 Capital for a purchase price of $0.25 per share in a registered direct offering (the “Registered Direct Offering”), without an underwriter or placement agent. The closing of the Registered Direct Offering is scheduled to occur on November 24, 2017. Net proceeds to the Company from the Registered Direct Offering are expected to be approximately $0.49 million and transaction expenses are anticipated to be approximately $9,000. The Company intends to use the net proceeds from the Registered Direct Offering for the commercialization of Mytesi, the Company’s lead prescription drug product, and for working capital and general corporate purposes.

The Registered Direct Offering was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-220236) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated November 24, 2017.

Concurrently with the Registered Direct Offering, we entered into a common stock purchase agreement (the “CSPA”) with L2 Capital on November 24, 2017, relating to an offering (the “Equity Line Offering”) of an aggregate of up to 12,100,000 shares of our common stock, of which 10,000,000 of such shares are being offered in an indirect primary offering consisting of an equity line of credit. The terms of the Equity Line Offering are described in a separate Current Report on Form 8-K filed on the date hereof.

The Share Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in this agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the terms and conditions of the Share Purchase Agreement is not complete and is qualified in its entirety by the full text of the Share Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

The legal opinion and consent of Reed Smith LLP addressing the validity of the securities issued in connection with the Registered Direct Offering are filed as Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K and are incorporated into the Registration Statement.

Disclaimer on Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These include statements regarding the use of proceeds from the offering. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond the Company’s control. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
5.1	Opinion of Reed Smith LLP
10.1	Share Purchase Agreement, dated November 24, 2017, by and between Jaguar Health, Inc. and L2 Capital, LLC
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: November 24, 2017	By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer